Exhibit 1.1

TRANSMONTAIGNE PARTNERS L.P.

4,800,000 COMMON UNITS

REPRESENTING LIMITED PARTNER INTERESTS

UNDERWRITING AGREEMENT

May 17, 2007

May 17, 2007

To the Managers named in Schedule I hereto
for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

TransMontaigne Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the number of common units representing limited partner interests in the Partnership set forth in Schedule I hereto (the “Firm Units”).  The Partnership also proposes to issue and sell to the several Underwriters not more than the number of additional common units set forth in Schedule I hereto (the “Additional Units”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common units granted to the Underwriters in Section 2 hereof.  The Firm Units and the Additional Units are hereinafter collectively referred to as the “Units.”  The common units representing limited partner interests in the Partnership to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Units.”

Each of the Partnership, TransMontaigne GP L.L.C., a Delaware limited liability company (the “General Partner”), TransMontaigne Operating GP L.L.C., a Delaware limited liability company (the “Operating Partnership GP”), TransMontaigne Operating Company L.P., a Delaware limited partnership (the “Operating Partnership”), Coastal Terminals L.L.C., a Delaware limited liability company (“Coastal Terminals LLC”), TPSI Terminals L.L.C., a Delaware limited liability company (“TPSI Terminals LLC”), Razorback L.L.C., a Delaware limited liability company (“Razorback LLC”), TLP Finance Corp., a Delaware corporation (“TLP Finance”), and TLP Operating Finance Corp., a Delaware corporation (“TLP Operating Finance”), are collectively referred to as the “Partnership Parties.”  Coastal Terminals LLC, TPSI Terminals LLC, Razorback LLC, TLP Finance and TLP Operating Finance are collectively referred to herein as the “Subsidiaries.”

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to the securities (the “Shelf Securities”), including the Units, to be issued from time to time by the Partnership.  The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated May 10, 2007 in the form first used to confirm sales of the Units (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.”  The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Units in the form first used to confirm sales of the Units (or in the form first made available to the Underwriters by the

Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

At or prior to the time when sales of the Units were first made (the “Time of Sale”), the Partnership had prepared the following information (collectively, the “Time of Sale Prospectus”): the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto.

As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.  The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Partnership with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.             Representations and Warranties.  The Partnership Parties represent and warrant to and agree with each of the Underwriters that:

(a)           Registration Statement.  (i) The Registration Statement has been declared effective under the Securities Act; (ii) no stop order of the Commission preventing or suspending the use of any preliminary prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Partnership’s knowledge, are threatened by the Commission; (iii) the Registration Statement complied when it became effective, complies and will comply, at the Time of Sale and any additional Time of Sale, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; (iv) each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; (v) the Prospectus will comply, as of its date and at the Time of Sale and any additional Times of Sale, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; (vi) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the commission thereunder; (vii) any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; (viii) the Registration Statement did not when it became effective, does not and will not, at the Time of Sale and any additional Time of Sale contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ix) the Time of Sale Prospectus does not and will not, at the

Time of Sale when the Prospectus is not yet available to prospective purchasers, and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus as then amended or supplemented by the Partnership, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made; (x) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made; and (xi) the Prospectus will not, as of its date and at the Time of Sale and any additional Time of Sale, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty with respect to any statement contained in any preliminary prospectus, the Registration Statement, the Time of Sale Prospectus, the Prospectus, any free writing prospectus or any broadly available road show materials in reliance upon and in conformity with information furnished in writing by or on behalf of an Underwriter through you to the Partnership expressly for use in such preliminary prospectus, the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(b)           Free Writing Prospectus.  The Partnership is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Partnership is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule I hereto forming part of the Time of Sale Prospectus, and broadly available road shows, if any, each furnished to you before first use, the Partnership has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(c)           Formation and Qualification of the Partnership Parties.  Each of the Partnership Parties has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its respective jurisdiction of formation or incorporation, and is, or at the Time of Sale will be duly registered or qualified to do business and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Partnership Parties taken as a whole (a “Material Adverse Effect”).  Each of the Partnership Parties has all limited partnership, limited liability company or corporate, as the case may be, power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at the Time of Sale and to conduct its business as currently conducted and as to be conducted at the Time of Sale, in each case in all material respects as described in the Time of Sale Prospectus.

(d)           Ownership of the General Partner Interest in the Partnership. At the Time of Sale, the General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest is duly authorized and validly issued in accordance with the limited partnership agreement of the Partnership (as the same may be amended and restated at or prior to the Time of Sale, if applicable, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability contained in Section 4.6 of the Partnership Agreement and as otherwise described in the Time of Sale Prospectus), security interests, equities, charges or claims.

(e)           Ownership of the TPSI Subordinated Units, the MSCG Subordinated Units and Incentive Distribution Rights.  At the Time of Sale (i) TransMontaigne Product Services Inc., a Delaware corporation (“TPSI”), owns an aggregate of 2,872,266 subordinated units (as defined in the Partnership Agreement, the “Subordinated Units”; and the Subordinated Units owned by TPSI, the “TPSI Subordinated Units”), (ii) 450,000 Subordinated Units (the “MSCG Subordinated Units”) have been issued by the Partnership to Morgan Stanley Capital Group, Inc., a Delaware corporation (“MSCG”), and (iii) the General Partner owns all of the incentive distribution rights in the Partnership (as defined in the Partnership Agreement, the “Incentive Distribution Rights”); all of such TPSI Subordinated Units, MSCG Subordinated Units, the Incentive Distribution Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and as otherwise described in the Time of Sale Prospectus under the caption “Description of Our Partnership Agreement—Limited Liability”); TPSI will own such TPSI Subordinated Units, the General Partner will own such Incentive Distribution Rights, and to the knowledge of the Partnership Parties MSCG will own such MSCG Subordinated Units, in each case, free and clear of all liens, encumbrances (except, with respect to the Incentive Distribution Rights, restrictions on transferability contained in Section 4.7 of the Partnership Agreement and as otherwise described in the Time of Sale Prospectus), security interests, equities, charges or claims, other than as created pursuant to the Amended and Restated Senior Secured Credit Facility, dated December 22, 2006, by and among the Operating Partnership, Wachovia Capital Markets, LLC as sole lead arranger, manager and book-runner, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, BNP Paribas and Société Générale, as the documentation agents, Wachovia Bank, National Association, as administrative agent, and the other lenders a party thereto (the “Credit Facility”).

(f)            Valid Issuance of the Units.  At the Time of Sale, the Units to be sold by the Partnership and the limited partner interests represented thereby, will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Time of Sale Prospectus under the caption “Description of Our Partnership Agreement—Limited Liability”).

(g)           Ownership of the Operating Partnership GP, Operating Partnership and the Subsidiaries.  At the Time of Sale, the Partnership, directly or indirectly, owns 100% of the outstanding limited liability company interests, partnership interests or common stock, as the case may be, in the Operating Partnership GP, the Operating Partnership and each of the Subsidiaries (collectively, the “Operating Subsidiaries”) free and clear of all liens, encumbrances, security interests, equities, charges and other claims, except for liens created pursuant to the Credit Facility.  At the Time of Sale, such limited liability company interests or, in the case of an Operating Subsidiary that is a limited partnership, the limited partner interests therein, as the case may be, are duly authorized and validly issued in accordance with the organization documents of the respective Operating Subsidiaries, and are fully paid (to the extent required under their respective limited liability company agreement or limited partnership agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of a Delaware limited liability company, or Sections 17-303 and 17-607 of the Delaware LP Act in the case of a Delaware limited partnership).  At the Time of Sale, in the case of an Operating Subsidiary that is a limited partnership, the general partner interests therein are duly authorized and validly issued in accordance with the limited partnership agreements of the respective Operating Subsidiaries.

(h)           No Other Subsidiaries.  Other than its direct or indirect ownership interests in the Operating Subsidiaries, the Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than its ownership of its partnership interest in the Partnership, the General Partner does not own at the Time of Sale, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(i)            No Preemptive Rights, Registration Rights or Options.  Except as described in the Time of Sale Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or limited liability company interests in any Partnership Party.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Partnership Parties, other than as provided in the Partnership Agreement or as have been waived.

(j)            Authority and Authorization.  The Partnership has all requisite power and authority under the Partnership Agreement and the Delaware LP Act to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Time of Sale Prospectus. At the Time of Sale, all partnership, limited liability company and corporate action, as the case may be, required to be taken by the Partnership Parties or any of their partners or members for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(k)           Authorization of Agreement.  This Agreement has been duly authorized and validly executed and delivered by each of the Partnership Parties.

(l)            Conformity of Securities to Description in Time of Sale Prospectus.  The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus.

(m)          No Conflicts.  None of the offering, the issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership Parties which are parties hereto or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or other constituent document (collectively, the “Organizational Documents”) of the Partnership Parties, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Parties is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Parties or any of their properties in a proceeding to which any of them or their property is a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Parties (other than liens created pursuant to the Credit Facility), which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement.

(n)           No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the Partnership Parties or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement or the consummation by the Partnership Parties of the transactions contemplated by this Agreement, except (i) as described in the Time of Sale Prospectus, (ii) for such consents required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, (iii) for such consents that have been obtained, and (iv) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement.

(o)           No Default.  None of the Partnership Parties is (i) in violation of its Organizational Documents, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, or (iii) in breach, default (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or would materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement.  To the knowledge of the Partnership Parties, no third party to any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Parties is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect, or would materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement.

(p)           Independent Public Accountants.  The accountants, KPMG LLP, who have certified or shall certify the audited financial statements included in the Time of Sale Prospectus and the Prospectus (or any amendment or supplement thereto) are independent registered public accountants with respect to the Partnership and the General Partner as required by the Securities Act and the rules and regulations of the Commission thereunder during the periods covered by the financial statements on which they reported.

(q)           Financial Statements.  At March 31, 2007, the Partnership had, as indicated in the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein.  The historical financial statements (including the related notes and supporting schedules) of the Partnership included or incorporated by reference in the Time of Sale Prospectus, the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the Partnership on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved, and comply as to form with the applicable accounting requirements of the Exchange Act (except as noted therein).  The (i) summary pro forma financial data set forth in the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) under the caption “Summary Historical Financial Data and Pro Forma Financial Data” and (ii) the pro forma financial statements of the Partnership included in the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) under the caption “Unaudited Pro Forma Combined Financial Statements” have each been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the General Partner, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.  The selected financial data of the Partnership set forth under the caption “Summary Historical Financial Data and Pro Forma Financial Data” in the Time of Sale Prospectus and the Prospectus fairly present, on the basis stated in the Time of Sale Prospectus and the Prospectus, the information included therein. The other financial and statistical information and data included or incorporated by reference in the Time of Sale Prospectus, the Prospectus and the Registration Statement have been presented and prepared on a basis consistent with the financial statements and books and records of the Partnership and fairly presents the information purported to be shown thereby. The supporting schedules, if any, included or incorporated by reference in the Time of Sale Prospectus, the

Prospectus and the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. No other financial statements or schedules of the Partnership are required by the Securities Act or the Exchange Act to be included in the Time of Sale Prospectus, the Prospectus or the Registration Statement. None of the Partnership or its consolidated subsidiaries have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Time of Sale Prospectus, the Prospectus or the Registration Statement. Nothing has come to the attention of the Partnership that has caused it to believe that the statistical and market-related data included in Time of Sale Prospectus, the Prospectus and the Registration Statement is not based on or derived from sources that are reliable and accurate in all material respects.

(r)            No Material Adverse Change.  None of the Partnership Parties has sustained, since the date of the latest audited financial statements included in the Registration Statement and the Time of Sale Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Time of Sale Prospectus.  Except as disclosed in the Registration Statement and the Time of Sale Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Time of Sale Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Parties has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Partnership Parties, (ii) there has not been any material change in the capitalization, or material increase in the long-term debt, of the Partnership Parties and (iii) there has not been any material adverse change, or any development involving, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or other), business, prospects, assets or results of operations of the Partnership Parties, taken as a whole.

(s)           Title to Properties.  At the Time of Sale, (i) each Operating Subsidiary has good and marketable title to all real property and good title to all personal property described in the Time of Sale Prospectus owned by it, free and clear of all liens, encumbrances, security interests, equities, charges or claims, except (A) as described, and subject to the limitations contained, in the Registration Statement and the Time of Sale Prospectus, (B) that arise under or are expressly permitted by the Credit Facility, or (C) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and Time of Sale Prospectus and (ii) with respect to any real property and buildings held under lease by any Operating Subsidiary, to the knowledge of the Partnership Parties such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Time of Sale Prospectus.

(t)            Rights-of-Way.  At the Time of Sale, each of the Partnership Parties has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Time of Sale Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Time of Sale Prospectus that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Time of Sale Prospectus, each of the Partnership Parties has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Time of Sale Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Parties, taken as a whole.

(u)           Permits.  Each of the Partnership Parties has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Time of Sale Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Time of Sale Prospectus and except for such permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement; except as set forth in the Time of Sale Prospectus, each of the Partnership Parties has fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement.

(v)           Books and Records.  The Partnership (i) makes and keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w)          Tax Returns.  Each of the Partnership Parties has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.

(x)            Investment Company.  None of the Partnership Parties is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Time of Sale Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y)           Environmental Compliance.  Except as described in the Time of Sale Prospectus, the Partnership Parties (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits, (iv) in the ordinary course of its business, conduct a periodic review of the effect of the Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), and (v) do not have any liability in connection with the release into the environment of any Hazardous Material, except, in the case of any of clauses (i), (ii), (iii), (iv) or (v), where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(z)            No Labor Dispute.  No labor dispute with the employees of the Partnership Parties, or with employees of affiliates of the Partnership Parties who perform services for the Partnership Parties, exists or, to the knowledge of the Partnership Parties, is threatened or imminent that would be reasonably likely to have a Material Adverse Effect.

(aa)         Insurance.  Except as described in the Time of Sale Prospectus, the Partnership Parties maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.  None of the Partnership Parties has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at the Time of Sale.

(bb)         Litigation.  Except as described in the Time of Sale Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the Partnership Parties is or may be a party or to which the business or property of any of the Partnership Parties is or may be subject, (ii) to the Partnership’s knowledge, no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been formally proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Parties is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement.

(cc)         NYSE Listing.  The Units have been approved for listing on the New York Stock Exchange (“NYSE”), subject only to official notice of issuance.

(dd)         Lock-Up Agreements.  The Partnership has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of the General Partner’s directors and executive officers and each holder of any security convertible into or exercisable or exchangeable for Common Units, or any warrant or other right to purchase Common Units or any such security.

(ee)         Contracts and Agreements.  The Partnership Parties have not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to, described in or incorporated by reference in the Registration Statement and the Time of Sale Prospectus, and no such termination or non-renewal has been threatened by the Partnership Parties or, to the Partnership Parties’ knowledge after due inquiry, any other party to any such contract or agreement, except to the extent such termination or non-renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)           Loans to Directors and Officers.  The Partnership and the General Partner have provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the General Partner to any director or executive officer of the General Partner, or to any family member or affiliate of any director or executive officer of the General Partner; and since May 27, 2005, the General Partner has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the General Partner, or to or for any family member or affiliate of any director or executive officer of the General Partner; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the General Partner, or any family member or affiliate of any director or executive officer, which loan was outstanding on May 27, 2005.

(gg)         Statistical Data.  Any statistical and market-related data included in the Registration Statement and the Time of Sale Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(hh)         Stabilization or Manipulation.  The Partnership Parties have not taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(ii)           NASD Affiliations.  To the Partnership’s knowledge, there are no affiliations or associations between any member of the National Association of Securities Dealers, Inc. (the “NASD”) and any of the General Partner’s officers, directors or the Partnership’s 5% or greater securityholders, except as set forth in the Registration Statement and the Time of Sale Prospectus.

In addition, any certificate signed by any officer of the Partnership Parties and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Partnership Parties as to matters covered thereby, to each Underwriter.

2.             Agreements to Sell and Purchase.  The Partnership hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Partnership the respective numbers of Firm Units set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Partnership agrees to issue and sell to the Underwriters the Additional Units, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Units set forth in Schedule I hereto at the Purchase Price.  The Managers identified in Schedule I may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of the Prospectus.  Any exercise notice shall specify the number of Additional Units to be purchased by the Underwriters and the date on which such units are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Units nor later than ten business days after the date of such notice.  Additional Units may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Units.  On each day, if any, that Additional Units are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional units as you may determine) that bears the same proportion to the total number of Additional Units to be purchased on such Option Closing Date as the number of Firm Units set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Units.

3.             Public Offering.  The Partnership is advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Partnership is further advised by you that the Units are to be offered to the public upon the terms set forth in the Prospectus.

4.             Payment and Delivery.  Payment for the Firm Units shall be made to the Partnership in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Units shall be made to the Partnership in Federal or other funds immediately available in New York City on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by you.

The Firm Units and the Additional Units shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.             Conditions to the Underwriters’ Obligations.  The several obligations of the Underwriters are subject to the following conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Partnership or any of its subsidiaries  by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)           there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment or the judgment of UBS Securities LLC (“UBS Securities”), is material and adverse and that makes it, in your judgment or the  judgment of UBS Securities, impracticable to market the Units on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Partnership, to the effect set forth in

Section 5(a)(i) above and to the effect that the representations and warranties of the Partnership contained in this Agreement are true and correct as of the Closing Date and that the Partnership has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date an opinion of Morrison & Foerster LLP, outside counsel for the Partnership, dated the Closing Date, to the effect that:

(i)            Formation and Qualification of TLP Finance and TLP Operating Finance.  Each of TLP Finance and TLP Operating Finance is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing in each jurisdiction set forth opposite its name on Schedule III to this Agreement.

(ii)           Formation and Qualification of the Partnership and the Operating Partnership.  Each of Partnership and the Operating Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and is qualified or registered to do business in each jurisdiction set forth opposite its name on Schedule III to this Agreement.

(iii)          Formation and Qualification of the General Partner, the Operating Partnership GP, Coastal Terminals LLC, TPSI Terminals LLC and Razorback LLC.  Each of the General Partner, the Operating Partnership GP, Coastal Terminals LLC, TPSI Terminals LLC and Razorback LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and is in good standing and registered to do business in each jurisdiction set forth opposite its name on Schedule III to this Agreement.

(iv)          Power and Authority of the Partnership Parties.  Each of the Partnership Parties has all limited partnership, limited liability company or corporate, as the case may be, power and authority necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in the Time of Sale Prospectus.

(v)           Ownership of the General Partner Interest in the Partnership. To such counsel’s knowledge, the General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability contained in the Partnership Agreement or as described in the Time of Sale Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Colorado naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or the State of Colorado or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the Delaware LLC Act.

(vi)          Ownership of the TPSI Subordinated Units, the MSCG Subordinated Units and Incentive Distribution Rights.  The TPSI Subordinated Units, the MSCG Subordinated Units and the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Time of Sale Prospectus under the caption “Description of Our Partnership Agreement—Limited Liability”).  To such counsel’s knowledge, TPSI owns 2,872,266 Subordinated Units, and the General Partner owns all of the Incentive Distribution Rights, in each case, free and clear of all liens, encumbrances (except, with respect to the Incentive Distribution Rights, restrictions on transferability contained in the Partnership Agreement or as described in the Time of Sale Prospectus), security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Colorado naming any of them as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or the State of Colorado or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act, and other than as created pursuant to the Credit Facility.

(vii)         Valid Issuance of the Units.  The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement, and the limited partner interests represented thereby, have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303 and 17-607 of the Delaware LP Act and as otherwise described in the Time of Sale Prospectus and the Prospectus under the caption “Description of Our Partnership Agreement—Limited Liability”).

(viii)        Ownership of the Operating Subsidiaries.  To such counsel’s knowledge, the Partnership owns, directly or indirectly, 100% of the outstanding capital stock, limited liability company interests or partnership interests, as the case may be, in the Operating Subsidiaries. All such capital stock, limited liability company interests and, in the case of an Operating Subsidiary which is a limited partnership, all limited partner interests therein, have been duly authorized and validly issued in accordance with the certificate of incorporation, limited liability company or limited partnership agreements, as the case may be, of the respective Operating Subsidiaries, and are fully paid (to the extent required under their respective limited liability company agreement or limited partnership agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act or Sections 17-303 and 17-607 of the Delaware LP Act), in each case free and clear of all liens, encumbrances, security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Colorado naming the Partnership or any of them as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or the State of Colorado or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the DGCL, the Delaware LLC Act or the Delaware LP Act and other than liens created pursuant to the Credit Facility.  In the case of an Operating Subsidiary which is a limited partnership, all general partner interests therein have been duly authorized and validly issued in accordance with the respective limited partnership agreements of the respective Operating Subsidiaries, in each case free and clear of all liens, encumbrances, security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Colorado naming the Partnership or any of them as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or the State of Colorado or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and other than liens created pursuant to the Credit Facility.

(ix)           No Preemptive Rights, Registration Rights or Options.  Except as described in the Time of Sale Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership interest in the Partnership pursuant to the Partnership Agreement or any other agreement or instrument filed as an exhibit to the Registration Statement.  To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, other than as provided in the Partnership Agreement or as have been waived.

(x)            Authority and Authorization.  The Partnership has all requisite limited partnership power and authority under the Partnership Agreement and the Delaware LP Act to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement.

(xi)           Due Authorization, Execution and Delivery of Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties and constitutes the legal, valid, and binding obligation of each of the Partnership Parties.

(xii)          No Conflicts.  The execution, delivery and performance of this Agreement and the performance by each of the Partnership Parties of its terms does not and will not (i) violate or result in a violation of the Organizational Documents of any of the Partnership Parties, (ii) constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both, would constitute such a default) any agreement filed as an exhibit to the Registration Statement, (iii) violate the DGCL, the Delaware LP Act, the Delaware LLC Act or federal law, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Parties under any agreement filed as an exhibit to the Registration Statement, which conflict, breach, violation, default or lien, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would reasonably be expected to materially impair the ability of any of the

Partnership Parties to perform their respective obligations under this Agreement; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud statutes, rules or regulations.

(xiii)         No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification with any governmental authority under the Delaware LP Act, the Delaware LLC Act, the DGCL or federal law is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership Parties party hereto and thereto or the consummation by the Partnership Parties of the transactions contemplated hereby, except (i) for such consents required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iv) for such consents which (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business, or (v) as disclosed in the Time of Sale Prospectus.

(xiv)        Accuracy of Statements.  The statements in (A) the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Cash Distribution Policy,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units” and “Description of Our Partnership Agreement,” and (B) Part II of the Registration Statement in Item 15, insofar as they constitute descriptions of any agreement, statute or regulation or refer to statements of law or legal conclusions, fairly describe, in all material respects, the portions of the agreements and the portions of the statutes and regulations addressed thereby; and the Common Units conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus and the Prospectus under the captions “Prospectus Supplement Summary—The Offering,” “Cash Distribution Policy,” “Description of the Common Units” and “Description of Our Partnership Agreement.”

(xv)         Tax Opinion. The opinion of Morrison & Foerster LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

(xvi)        Effectiveness of Registration Statement.  The Registration Statement was declared effective under the Act on May 10, 2007; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

(xvii)       Compliance as to Form.  The Registration Statement, the Time of Sale Prospectus and the Prospectus and any further amendments and supplements thereto made by the Partnership prior to the date of such opinion (except for the financial statements, including the notes and schedules thereto and auditors’ reports thereon, and other financial and statistical data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus, nor with respect to any exhibit to the Registration Statement, as to which such counsel need not express any opinion) appear on their face to comply as to form in all material respects with the requirements of the Act and the rules and regulations promulgated thereunder; and each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus and any further amendments and supplements thereto made by the Partnership prior to the date of such opinion (except for the financial statements, including the notes and schedules thereto and auditors’ reports thereon, and other financial and statistical data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus, as to which such counsel need not express any opinion) appear on their face to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

(xviii)      Legal Proceedings or Contracts to be Described or Filed.  To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened to which any of the Partnership Parties is or may become a party or to which any of their respective properties is or may become subject that are required to be described in the Time of Sale Prospectus and the Prospectus but are not so described as required and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

(xix)         Investment Company.  None of the Partnership Parties is now, and after sale of the Units sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” will be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Partnership Parties, representatives of the independent public accountants of the Partnership and representatives of the Underwriters at which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and related matters were discussed and, although such counsel has not independently verified, is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Time of Sale Prospectus or the Prospectus (except as and to the extent specified in paragraphs (x) and (xi) above), on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that (1) the Registration Statement (other than the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon, the other financial and statistical data included therein and the exhibits thereto, as to which such counsel need not comment), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Prospectus (other than the financial statements included therein, including the notes and schedules thereto and auditors’

reports thereon, and the other financial and statistical data included therein, as to which such counsel need not comment) at the date of such Prospectus, at the Time of Sale or the additional Time of Sale, as the case may be, and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (3) the Time of Sale Prospectus (other than the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon, and the other financial and statistical data included therein, as to which such counsel need not comment) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Parties and upon certificates obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the DGCL, the Delaware LP Act, the Delaware LLC Act and the contract law of the State of New York, and is based upon a review of those laws, statutes, rules and regulations that, in such counsel’s experience, are generally recognized as applicable to the transactions contemplated by this Agreement, (D) with respect to the opinions expressed in paragraph 1 above as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Partnership Parties, state that such opinions are solely based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Schedule B to this Agreement, (E) state that they express no opinion with respect to any permits to own or operate any real or personal property and (F) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Parties may be subject.

The opinion of counsel for the Partnership shall be rendered to the Underwriters at the request of the Partnership and shall so state therein.

(d)           The Underwriters shall have received on the Closing Date an opinion of Erik B. Carlson, General Counsel of the General Partner, dated the Closing Date, to the effect that:

(i)            Due Qualification. The General Partner is authorized to transact business as a foreign limited liability company in the State of Colorado and the Partnership is authorized to transact business as a foreign limited partnership in the State of Colorado, each as of the respective dates of the certificates issued by the Secretary of State of Colorado.

(ii)           No Conflicts.  None of the offering, issuance and sale of the Units by the Partnership on the date hereof, as contemplated by the Underwriting Agreement and described in the Prospectus, and the execution, delivery and performance on the date hereof of this Agreement by each of the Partnership Parties that are party hereto or thereto, or the consummation of the transactions contemplated thereby, (i) violates any provision of Colorado law, (ii) to such counsel’s knowledge, violates any court or administrative order, judgment, or decree that names any of the Partnership Parties and is specifically directed to it or any of its property, or (iii) breaches or constitutes a default under any indenture, loan agreement or other agreement or instrument listed on Appendix A to such opinion letter.

(iii)          No Consents.  No approval or consent of, or registration or filing with, any governmental authority of the State of Colorado is required to be obtained or made by any of the Partnership Parties under the laws of the State of Colorado in connection with (i) the offering, issuance and sale by the Partnership of the Units, or (ii) the execution, delivery and performance as of the date hereof of this Agreement by each of the Partnership Parties that are party hereto, or the consummation of the transactions contemplated hereby, other than those that have been obtained or made and other than with respect to any state securities statutes and regulations, as to which such counsel expresses no opinion.

(iv)          Accuracy of Statements.  The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Business—Safety Regulation,” “Business—Environmental Matters,” insofar as they constitute descriptions of any agreement, statute or regulation or refer to statements of law or legal conclusions, fairly describe, in all material respects, the portions of the agreements and the portions of the statutes and regulations addressed thereby.

In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Partnership Parties, representatives of the independent public accountants of the Partnership and representatives of the Underwriters at which the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and related matters were discussed, although such counsel has not independently verified, is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus involve matters of a non-legal nature.  Subject to and based upon the foregoing, no facts have has come to the attention of such counsel that lead him to believe that (1) the Registration Statement, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Prospectus at the date of such Prospectus, at the Time of Sale or any additional Time of Sale, as the case may be, and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (3) the Time of Sale Prospectus as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In this paragraph, references to the Registration Statement, the Time of Sale Prospectus and the Prospectus do not include references to any of the following, as to which such counsel has not been asked to comment, which the Registration Statement or the Prospectus contains or omits:

(a) the financial statements, including the notes and schedules, if any thereto, or the auditor’s reports on the audited portions thereof, (b) the other accounting, financial and statistical information or (c) any statement or representation in any exhibit to the Registration Statement.  The assurances in the foregoing paragraph may be stated in a separate letter.

In rendering such opinions, in addition to those set forth above, such counsel may rely on customary assumptions, qualifications, exceptions and limitations, including, without limitation, (i) matters of fact provided in certificates of officers and employees of the Partnership Parties and upon information obtained from public officials; (ii) that all documents submitted to such counsel as originals are authentic, and all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine; (iii) that the opinions expressed therein are limited to the laws of the State of Colorado, as applicable (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level) and is based upon a review of those laws, statutes, rules and regulations that, in such counsel’s experience, are generally recognized as applicable to the transactions contemplated by this agreement; (iv) that such counsel expresses no opinion as to any federal or state securities, antitrust, unfair competition, banking, or tax laws or regulations or to any other laws, statutes, rules or regulations not specifically identified therein; and (v) bankruptcy and equitable principles qualifications.

(e)           The Underwriters shall have received on the Closing Date an opinion of Baker Botts L.L.P., counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(f)            The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)           The Lock-Up Agreements, each substantially in the form of Exhibit A hereto, between you and certain executive officers and directors of the General Partner of the Partnership relating to sales and certain other dispositions of Common Units or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Partnership, the due authorization and issuance of the Additional Units to be sold on such Option Closing Date and other matters related to the issuance of such Additional Units.

6.             Covenants of the Partnership.  The Partnership covenants with each Underwriter as follows:

(a)           To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c)           To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)           Not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           If the Time of Sale Prospectus is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)            If, during such period after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership) to which Units may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)           To endeavor to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h)           To make generally available to the Partnership’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Partnership’s counsel and the Partnership’s accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Partnership and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Units (within the time required by Rule 456 (b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Units by the NASD, including any fees and disbursements of counsel to UBS Securities in its capacity as “qualified independent underwriter,” (v) all costs and expenses incident to listing the Units on the NYSE, (vi) the cost of printing certificates representing the Units, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Partnership hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Units by them and any advertising expenses connected with any offers they may make.

(j)            If the third anniversary of the initial effective date of the Registration Statement occurs before all the Units have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Units to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission;

(k)           To prepare a final term sheet relating to the offering of the Units, containing only information that describes the final terms of the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Units.

The Partnership also covenants with each Underwriter that, without the prior written consent of the Managers identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters, it will not, during the restricted period set forth in Schedule I hereto, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, other than with respect to Common Units or any securities convertible into or exercisable or exchangeable for Common Units under the TransMontaigne Services Inc. Long-Term Incentive Plan.  The foregoing sentence shall not apply to (a) the Units to be sold hereunder or (b) the issuance by the Partnership of Common Units upon the exercise of an option or warrant outstanding on the date hereof or the conversion of a security outstanding on the date hereof, provided that the Underwriters have been advised in writing of such option or warrant or such option or warrant was issued pursuant to any employee benefit plan described or incorporated by reference in the Registration Statement.  Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (y) prior to the expiration of the 90-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event .  The Partnership shall promptly notify the Managers of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

7.             Covenants of the Underwriters.  Each Underwriter severally covenants with the Partnership not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Underwriter

8.             Indemnity and Contribution.

(a)           The Partnership agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Partnership to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the Managers authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Partnership, in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Partnership on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership on the one hand and the Underwriters on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Partnership and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Units set forth in the

Prospectus.  The relative fault of the Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

(e)           The Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Partnership, its officers or directors or any person controlling the Partnership and (iii) acceptance of and payment for any of the Units.

9.             Termination.  The Underwriters may terminate this Agreement by notice given by the Managers identified in Schedule I to the Partnership, if  after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Partnership shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State  authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.           Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one tenth of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Units set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Units set forth opposite the names of all such non defaulting Underwriters, or in such other proportions as you may specify, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one ninth of such number of Units without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one tenth of the aggregate number of Firm Units to be purchased on such date, and arrangements satisfactory to you and the Partnership for the purchase of such Firm Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non defaulting Underwriter or the Partnership.  In any such case either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Units and the aggregate number of Additional Units with respect to which such default occurs is more than one tenth of the aggregate number of Additional Units to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Units to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Units that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Partnership shall be unable to perform its obligations under this Agreement, the Partnership will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.           Entire Agreement.

(a)           This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Units, represents the entire agreement between the Partnership and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering and the purchase and sale of the Units.

(b)           The Partnership acknowledges that in connection with the offering of the Units: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Partnership or any other person, (ii) the Underwriters owe the Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Partnership.  The Partnership waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Units.

12.           Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.           Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.           Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Partnership shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

Very truly yours,

TRANSMONTAIGNE PARTNERS L.P.

By:	TRANSMONTAIGNE GP L.L.C.,
its general partner

	By:	/S/ Randall J. Larson
Name: Randall J. Larson
	Title:	President and Chief Financial Officer

TRANSMONTAIGNE GP L.L.C.

By:	/S/ Randall J. Larson
	Name:	Randall J. Larson
	Title:	President and Chief Financial Officer

Signature Page to the Underwriting Agreement

Accepted as of the date hereof Morgan Stanley & Co. Incorporated UBS Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	Morgan Stanley & Co. Incorporated

By:	/S/ Peter C. Bowden
	Name:	Peter C. Bowden
	Title:	Vice President

By:	UBS Securities LLC

By:	/S/ Andrew Horn
	Name:	Andrew Horn
	Title:	Director

By:	/S/ Christopher C. Juban
	Name:	Christopher C. Juban
	Title:	Executive Director

Signature Page to the Underwriting Agreement

SCHEDULE I

Managers:
Managers authorized to exercise right to purchase Additional Units under Section 2:	Morgan Stanley & Co. Incorporated UBS Securities LLC

Managers authorized to release lock-up under Section 6:	Morgan Stanley & Co. Incorporated UBS Securities LLC

Managers authorized to appoint counsel under Section 8(c):	Morgan Stanley & Co. Incorporated UBS Securities LLC

Managers authorized to deliver notice of termination under Section 9:	Morgan Stanley & Co. Incorporated UBS Securities LLC

Registration Statement File No.:	333-142108

Time of Sale Prospectus	1. The preliminary prospectus supplement dated May 10, 2007 relating to the Units.

2. Free writing prospectus dated May 17, 2007 filed by the Partnership under Rule 433(d) of the Securities Act.

Lock-Up Restricted Period:	May 17, 2007 through August 15, 2007

Title of Units to be Purchased:	Common units representing limited partner interests

Number of Firm Units:	4,800,000

Number of Additional Units	720,000

Purchase Price:	$35.144 per common unit

Initial Public Offering Price	$36.800 per common unit

Selling Concession:	$0.994 per common unit

Reallowance:	None

Closing Date and Time:	May 23, 2007 at 9.00 a.m., Houston Time

Closing Location:	Baker Botts L.L.P. One Shell Plaza 910 Louisiana Street Houston, Texas 77002

Address for Notices to Underwriters:	Morgan Stanley & Co. Incorporated 1585 Broadway New York, NY 10036

UBS Securities LLC c/o 299 Park Avenue New York, New York 10171-0026

Address for Notices to the Partnership:	TransMontaigne Partners, L.P. 1670 Broadway, Suite 3100 Denver, Colorado 80202

2

SCHEDULE II

Underwriter	Number of Firm Units To Be Purchased
Morgan Stanley & Co. Incorporated	1,200,000
UBS Securities LLC	1,200,000
Wachovia Capital Markets, LLC	960,000
A.G. Edwards & Sons, Inc.	960,000
Stifel, Nicolaus & Company, Incorporated	480,000
Total	4,800,000

SCHEDULE III

Foreign Qualifications

Entity	Foreign Qualifications
TransMontaigne Partners L.P.	Arkansas, Colorado, Florida, Missouri
TransMontaigne GP L.L.C.	Arkansas, Colorado, Florida, Missouri
TransMontaigne Operating GP L.L.C.	Alabama, Arkansas, Florida, Indiana, Kentucky, Louisiana, Mississippi, Missouri, Ohio, Oklahoma, Texas
TransMontaigne Operating Company, L.P.	Alabama, Arkansas, Florida, Indiana, Kentucky, Louisiana, Mississippi, Missouri, Ohio, Oklahoma, Texas
Coastal Terminals L.L.C.	Florida
TPSI Terminals L.L.C.	Alabama, Florida, Oklahoma
Razorback L.L.C.	Missouri, Arkansas

EXHIBIT A

[FORM OF LOCK-UP LETTER]

                         , 2007

Morgan Stanley & Co. Incorporated
UBS Securities LLC
c/o  Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated and UBS Securities LLC (the “Managers”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with TransMontaigne Partners L.P., a Delaware limited partnership (the “Partnership”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Managers (the “Underwriters”), of an aggregate of 5,520,000 common units representing limited partner interests (the “Units”) of the Partnership (the “Common Units”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, he will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Units as contemplated by the Underwriting Agreement and the sale of the Common Units to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) transactions relating to Common Units or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Units or other securities acquired in such open market transactions , (c) transfers of Common Units or any security convertible into Common Units as a bona fide gift, or (d) dispositions of Common Units or any security convertible into Common Units to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, (e) pledges existing as of May 17, 2007 relating to the Common Units or the TPSI Subordinated Units or (f) sales to the Partnership for the purpose of satisfying tax liabilities of the undersigned associated with the vesting of awards under the Partnership’s long-term incentive compensation plan or the savings and retention plan adopted by TransMontaigne Inc.  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendant, father, mother, brother or sister of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (c) or (d), (i) each donee or trust shall sign and deliver a lock up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Units, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence.  In addition, the undersigned agrees that, without the prior written consent of the Managers on behalf of the Underwriters, he will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the undersigned’s Common Units except in compliance with the foregoing restrictions.

If:

(1)           during the last 17 days of the restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or

(2)           prior to the expiration of the restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Partnership or the Managers that the restrictions imposed by this agreement have expired.

The undersigned understands that the Partnership and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

If (i) the Partnership notifies you in writing that it does not intend to proceed with the Offering or (ii) for any reason the Underwriting Agreement shall be terminated prior to the “Time of Sale” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

Very truly yours,

(Name)

(Address)